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                                                                      EX-99.B(e)

                                   Appendix A

Funds of Wells Fargo Funds Trust Covered by This Agreement

1.   Asset Allocation Fund
2.   California Limited Term Tax-Free Fund
3.   California Tax-Free Fund
4.   California Tax-Free Money Market Fund
5.   California Tax-Free Money Market Trust
6.   Cash Investment Money Market Fund
7.   Colorado Tax-Free Fund
8.   Diversified Bond Fund
9.   Diversified Equity Fund
10.  Diversified Small Cap Fund
11.  Equity Income Fund
12.  Equity Index Fund
13.  Government Money Market Fund
14.  Growth Balanced Fund
15.  Growth Equity Fund
16.  Growth Fund
17.  High Yield Bond Fund
18.  Income Fund
19.  Income Plus Fund
20.  Index Allocation Fund
21.  Index Fund
22.  Inflation-Protected Bond Fund
23.  Intermediate Government Income Fund
24.  International Equity Fund
25.  Large Cap Appreciation Fund
26.  Large Cap Value Fund
27.  Large Company Growth Fund
28.  Limited Term Government Income Fund
29.  Liquidity Reserve Money Market Fund
30.  Minnesota Money Market Fund
31.  Minnesota Tax-Free Fund
32.  Moderate Balanced Fund
33.  Money Market Fund
34.  Money Market Trust
35.  Montgomery Emerging Markets Focus Fund
36.  Montgomery Institutional Emerging Markets Fund
37.  Montgomery Mid Cap Growth Fund
38.  Montgomery Short Duration Government Bond Fund
39.  Montgomery Small Cap Fund
40.  Montgomery Total Return Bond Fund
41.  National Limited Term Tax-Free Fund
42.  National Tax-Free Fund
43.  National Tax-Free Money Market Fund
44.  National Tax-Free Money Market Trust
45.  Nebraska Tax-Free Fund
46.  Outlook Today Fund
47.  Outlook 2010 Fund
48.  Outlook 2020 Fund
49.  Outlook 2030 Fund
50.  Outlook 2040 Fund

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51.  Overland Express Sweep Fund
52.  Overseas Fund
53.  Prime Investment Money Market Fund
54.  SIFE Specialized Financial Services Fund
55.  Small Cap Growth Fund
56.  Small Cap Opportunities Fund
57.  Small Company Growth Fund
58.  Small Company Value Fund
59.  Specialized Health Sciences Fund
60.  Specialized Technology Fund
61.  Stable Income Fund
62.  Strategic Growth Allocation Fund
63.  Strategic Income Fund
64.  Tactical Maturity Bond Fund
65.  Treasury Plus Money Market Fund
66.  WealthBuilder Growth and Income Portfolio
67.  WealthBuilder Growth Balanced Portfolio
68.  WealthBuilder Growth Portfolio
69.  100% Treasury Money Market Fund


Approved by the Board of Trustees: March 26, 1999, as amended May 9, 2000, July 25, 2000, February 6, 2001, May 8, 2001, August 7, 2001, November 6, 2001,
November 27, 2001, December 23, 2001, February 5, 2002, May 7, 2002, November 5, 2002, February 4, 2003, May 6, 2003 and August 5, 2003.

Most recent annual approval date: August 5, 2003.

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